Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Tony Xu, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of DoorDash, Inc. for the fiscal year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of DoorDash, Inc.

Date: March 5, 2021	By:	/s/ Tony Xu
	Name:	Tony Xu
	Title:	Chief Executive Officer
(Principal Executive Officer)
I, Prabir Adarkar, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of DoorDash, Inc. for the fiscal year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of DoorDash, Inc.

Date: March 5, 2021	By:	/s/ Prabir Adarkar
	Name:	Prabir Adarkar
	Title:	Chief Financial Officer
(Principal Financial Officer)